Exhibit 5.01


                                POULTON & YORDAN
                                ATTORNEYS AT LAW

                       136 EAST SOUTH TEMPLE, SUITE 1700-A
                           SALT LAKE CITY, UTAH 84111

Richard T. Ludlow                                      Telephone: (801) 355-1341
                                                             Fax: (801) 355-2990

                                 April 29, 2003

Board of Directors
DataPoint Corporation
1355 North Main Street
Suite Three
Bountiful, Utah 84010

         Re: Opinion and Consent of Counsel with respect to Registration Statement on Form SB-2 for DataPoint Corporation (the "Company").

Gentlemen:

         You have requested the opinion and consent of this law firm, as counsel, with respect to the proposed issuance and public distribution of certain securities of the Company pursuant to the filing of a registration statement on Form SB-2 with the Securities and Exchange Commission.

         The proposed offering and public distribution relates to up to 448,009 shares of common stock, $.001 par value (the "Common Stock"), 250,000 to be offered and sold to the public at a price of $1.50 per share, and 198,009 of which are to be issued upon the conversion of Series A Convertible Preferred Shares. It is our opinion that the shares of Common Stock will, when issued in accordance with the terms and conditions set forth in the registration statement, be duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company in accordance with the corporation laws of the State of Utah.

         We consent to be named by the Company in the registration statement and prospectus included therein. We also consent to the Company filing this legality opinion as an exhibit to the registration statement.

                                                Very truly yours,

                                                POULTON & YORDAN

                                                /s/ Richard T. Ludlow
                                                --------------------------
                                                Richard T. Ludlow
                                                Attorney at Law